Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces Third Quarter 2009 Financial Results

Reports record revenue of $65.7 million and record transaction volume of 611 million;

Raises 2009 guidance for Net Income and EPS;

Michael Walsh to become President and CEO; Bill McKiernan to become Executive

Chairman on January 1, 2010

MOUNTAIN VIEW, Calif. – October 22, 2009 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its third quarter ended September 30, 2009.

•	Third quarter revenue was $65.7 million, a 14% increase compared to $57.7 million in the same period the previous year.

•

On a GAAP basis, net income for the third quarter of 2009 was $2.7 million and earnings per share was $0.04, compared to net income of $207,000 and breakeven earnings per share in the third quarter of 2008.

•

Non-GAAP net income for the third quarter was $14.8 million, a 26% increase compared to $11.7 million for the third quarter of 2008. Non-GAAP earnings per share for the third quarter was $0.20, a 25% increase compared to $0.16 earnings per share for the third quarter of 2008. Non-GAAP net income excludes stock-based compensation expense, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain historical GAAP to non-GAAP measures is attached.

•

During the third quarter, CyberSource processed a record 611 million billable transactions, a 30% increase over the same period the previous year. The value of transactions processed was $29.0 billion, a 6% increase over Q3 2008.

•	CyberSource signed 35,000 new customers in the quarter, up 26% over the prior year, increasing its customer base to approximately 284,000 active customers.

“Our strong results this quarter reflect our expanding customer base and our successful expansion internationally. Even with a turbulent economy, our transaction volumes were up 30% over the prior year, to a record 611 million transactions, and we added 35,000 new customers and over 500 new channel partners. I am very pleased with the strength and underlying trend of these numbers, which reflect our broad base of channel partners and the growth of new business formation in eCommerce. Our GAAP Gross Profit was $34.8 million, and Non-GAAP Gross Profit was $38.5 million, both up 18% over last year, primarily as a result of the strength in our gateway and small business offerings,” said Bill McKiernan, Chairman and Chief Executive Officer of CyberSource.

“I am also very excited to announce that effective January 1, 2010, the Board of Directors has promoted Michael Walsh to President & Chief Executive Officer of CyberSource. Mike has been with CyberSource for over ten years and has served as Senior Vice President of Worldwide Sales for the last five years. Prior to CyberSource, Mike was at Oracle and Merrill Lynch. Mike’s sharp intellect, knowledge of the payment space, and embodiment of CyberSource values, make him the perfect candidate to be our new CEO,” said Bill McKiernan, Chairman and Chief Executive Officer of CyberSource. “I founded CyberSource and have been CEO for the last 15 years, and I believe that change is good for an organization as it brings in new perspectives and fresh ideas. On January 1, I will give up the CEO role and focus on my duties as Executive Chairman. We have an excellent team with highly experienced leaders in all the key areas, and I’m confident that with Mike as CEO, we will keep the things that have made the company successful, and he will challenge all of us to achieve even greater success. In addition, Scott Cruickshank, our President and COO, will be leaving the company. We thank Scott for his many contributions to the business, and we wish him well in his future endeavors.”

Business Highlights

•

Customers: CyberSource added approximately 35,000 new customers in the quarter, bringing its customer base to approximately 284,000. New enterprise customer wins this quarter include: GE Consumer & Industrial, Make A Wish International, Palm Inc.,

Rosetta Stone, Sierra Trading Post, and Sur La Table. Existing customers that added new services or renewed agreements during the quarter include: American Cancer Society, Citrix Online a division of Citrix Systems, and Check Point Software Technologies.

•

International: CyberSource continues to drive strong growth outside the U.S. CyberSource’s European operations processed a record 156.0 million transactions in the third quarter, an increase of 52% over the same period last year. The Company’s European business is comprised of revenue generated by customers domiciled outside the US, and represented about 8% of revenue in the quarter.

•

Global acquiring: CyberSource generated $20.3 million of global acquiring revenue during the third quarter, up 5% sequentially and 1% over the prior year. CyberSource added approximately 800 new acquiring customers during the quarter, and now has over 6,000 global acquiring customers.

•

Channel Partners: CyberSource’s partner program of over 4,500 resellers and affiliate partners continues to be a major driver for new customer leads and provides an increasingly broad base of partners selling CyberSource services. In the third quarter, CyberSource signed over 500 new Independent Sales Organizations (ISOs) and affiliate partners.

Stock Buyback

During the third quarter, we did not repurchase any shares of our common stock.

Guidance for the fourth quarter and full year 2009

CyberSource is providing guidance for the fourth quarter of 2009 and full year 2009 based on information available as of October 22, 2009. We assume no duty to update these numbers at any time.

For the fourth quarter ending December 31, 2009:

•	Total revenue is expected to be between $73.0 and $74.0 million.

•	The company expects to process between 670 and 680 million billable transactions.

•

GAAP gross profit is expected to between $36.7 and $37.0 million, while GAAP operating expenses are expected to be between $32.7 and $33.0 million. The company expects to record GAAP net income in the fourth quarter of between $2.1 and $2.6 million and earnings per share of between $0.03 and $0.04 based on a weighted average share count of 74 million shares.

•

Non-GAAP net income for the fourth quarter is expected to be between $14.7 and $15.2 million and non-GAAP earnings per share to be between $0.20 and $0.21 based on a weighted average share count of 74 million shares.

For the full year 2009:

•	Total revenue for 2009 is expected to be between $262.0 and $263.0 million, compared to prior guidance of between $260.0 and $263.0 million.

•	GAAP net income for 2009 is expected to be between $7.9 and $8.4 million, compared to prior guidance of between $6.5 and $7.0 million.

•	GAAP earnings per share is expected to be $0.11 per share, based on a weighted average share count of 73 million shares, compared to prior guidance of between $0.09 and $0.10 per share.

•

Non-GAAP net income for the full year 2009 is expected to be between $55.8 and $56.3 million, compared to prior guidance of $54.0 and $55.0 million. Non-GAAP earnings per share is expected to be between $0.76 and $0.77, based on a weighted average share count of 73 million shares, compared to prior guidance of between $0.74 and $0.75.

Public call/web cast details

CyberSource will host a public conference call today, October 22, 2009 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the third quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 32990443. A taped replay of this call will be available through December 31, 2009. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://ir.cybersource.com/events.cfm

A replay of this web cast will remain available at this location through December 31, 2009.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 284,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended September 30, 2009, as presented in this release.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) strength of the third quarter results reflecting an expanding customer base and successful expansion internationally; (2) strength of the underlying trend of growth in transaction volume, customer count, and number of channel partners reflecting the Company’s broad base of channel partners and the growth of new business formation in eCommerce; (3) strength in the Company’s gateway and small business offerings; (4) Michael Walsh being the perfect candidate to the Company’s new CEO; (5) change being good for an organization; (6) Michael Walsh being able to achieve even greater success; (7) the Company driving strong growth outside of the U.S.; and, (8) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, and earnings per share. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. These risks and uncertainties include, among others, those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CyberSource’s most recent Annual Report on Form 10-K, filed on February 27, 2009, and subsequent Quarterly Reports on Form 10-Q as well as the consolidated financial statements, related Notes, and the other financial information appearing elsewhere in those reports and other CyberSource filings with the Securities and Exchange Commission. The factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as: changes in Generally Accepted Accounting Principles and the application thereof; changes in customer needs; the risks of failures, disruptions or illiquidity in national and global banking, credit, and financial systems and the impact of those risks on CyberSource’s business; the risk of the economy, in general, and online economy, in particular, slowing down; security breaches; new products and services offerings by CyberSource and its competitors; and any unforeseen system failures. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Readers should bear this in mind when considering forward-looking statements. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2009 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues	$65,662	$57,693	$189,042	$166,772

Cost of revenues	30,843	28,119	88,055	81,505

Gross profit	34,819	29,574	100,987	85,267

Operating expenses:
Product development	7,407	5,826	20,473	16,936
Sales and marketing	18,073	17,466	53,229	51,023
General and administrative	5,970	6,460	18,947	17,748

Total operating expenses	31,450	29,752	92,649	85,707

Income (loss) from operations	3,369	(178)	8,338	(440)
Other income, net	301	145	269	384
Interest income	29	346	236	1,104

Income before income taxes	3,699	313	8,843	1,048

Income tax provision	1,005	106	2,958	353

Net income	$2,694	$207	$5,885	$695

Basic net income per share	$0.04	$—	$0.08	$0.01

Diluted net income per share	$0.04	$—	$0.08	$0.01

Weighted average number of shares used in computing basic net income per share	69,714	69,444	69,308	69,157

Weighted average number of shares used in computing diluted net income per share	72,353	72,250	71,543	72,033

Non-GAAP Financial Metrics:
Gross profit	$38,521	$32,669	$110,955	$94,087
Operating expenses	$23,387	$21,276	$68,102	$60,785
Net income	$14,790	$11,714	$41,188	$34,518
Basic net income per share	$0.21	$0.17	$0.59	$0.50
Diluted net income per share	$0.20	$0.16	$0.58	$0.48

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
GAAP gross profit	$34,819	$29,574	$100,987	$85,267
Add FAS123R expense	493	428	1,357	1,175
Add depreciation expense	1,852	1,217	4,540	3,295
Add amortization of intangible assets	1,357	1,450	4,071	4,350

Non-GAAP gross profit	$38,521	$32,669	$110,955	$94,087

GAAP operating expenses	$31,450	$29,752	$92,649	$85,707
Less FAS123R expense	(2,193)	(1,958)	(6,223)	(5,995)
Less depreciation expense	(587)	(470)	(1,542)	(1,302)
Less amortization of intangible assets	(5,283)	(5,719)	(15,850)	(17,155)
Less restructuring charges	—	(329)	(932)	(470)

Non-GAAP operating expenses	$23,387	$21,276	$68,102	$60,785

GAAP net income	$2,694	$207	$5,885	$695
Add FAS123R expense	2,686	2,386	7,580	7,170
Add non-cash tax provision (benefit)	331	(64)	1,034	81
Add depreciation expense	2,439	1,687	6,082	4,597
Add amortization of intangible assets	6,640	7,169	19,921	21,505
Add restructuring charges	—	329	932	470
Less settlement proceeds*	—	—	(246)	—

Non-GAAP net income	$14,790	$11,714	$41,188	$34,518

GAAP basic net income per share	$0.04	$—	$0.08	$0.01
Add FAS123R expense	0.04	0.03	0.11	0.10
Add non-cash tax provision	—	—	0.01	—
Add depreciation expense	0.03	0.03	0.09	0.07
Add amortization of intangible assets	0.10	0.10	0.29	0.31
Add restructuring charges	—	0.01	0.01	0.01

Non-GAAP basic net income per share	$0.21	$0.17	$0.59	$0.50

GAAP diluted net income per share	$0.04	$—	$0.08	$0.01
Add FAS123R expense	0.04	0.03	0.11	0.10
Add non-cash tax provision	—	—	0.01	—
Add depreciation expense	0.03	0.03	0.09	0.06
Add amortization of intangible assets	0.09	0.10	0.28	0.30
Add restructuring charges	—	—	0.01	0.01

Non-GAAP diluted net income per share	$0.20	$0.16	$0.58	$0.48

*	In May 2009, CyberSource received approximately $246,000 as consideration for dismissing a lawsuit that CyberSource filed against VeriSign, Inc. in June 2008.

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$106,557	$73,292
Accounts receivable, net	19,176	18,251
Prepaid expenses and other current assets	7,293	5,310
Deferred income taxes	2,635	2,635

Total current assets	135,661	99,488

Property and equipment, net	22,742	16,188
Intangible assets, net	109,722	129,643
Goodwill	289,278	289,278
Non-current deferred income taxes	19,710	20,512
Other non-current assets	2,694	2,539
Restricted cash	1,516	1,548

Total assets	$581,323	$559,196

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,189	$588
Funds due to merchants	12,876	12,162
Other accrued liabilities	16,747	18,272
Deferred revenue	5,650	4,519
Accrued restructuring	1,074	847

Total current liabilities	37,536	36,388

Deferred revenue, less current portion	1,140	996
Other non-current liabilities	—	1,099
Accrued restructuring, less current portion	706	832
Other non-current tax liabilities	2,015	1,928

Total liabilities	41,397	41,243

Total stockholders’ equity	539,926	517,953

Total liabilities and stockholders’ equity	$581,323	$559,196

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,694	$207	$5,885	$695
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense	6,640	7,169	19,921	21,505
Depreciation expense	2,439	1,687	6,082	4,597
Income on investment in joint venture	(73)	(62)	(292)	(161)
Stock-based compensation	2,686	2,386	7,580	7,170
Changes in operating assets and liabilities:
Accounts receivable	(1,517)	(594)	(925)	(646)
Prepaid expenses and other current assets	(149)	(350)	(1,983)	(532)
Deferred income taxes	317	—	802	—
Other non-current assets	197	1,212	169	1,145
Accounts payable	527	(130)	601	525
Accrued liabilities	1,100	3,859	(2,523)	3,806
Funds due to merchants	570	1,195	714	1,770
Deferred revenues	153	352	1,275	1,115
Other non-current tax liabilities	29	(1,181)	87	(1,095)

Net cash provided by operating activities	15,613	15,750	37,393	39,894

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,040)	(5,151)	(12,636)	(10,425)

Net cash used in investing activities	(6,040)	(5,151)	(12,636)	(10,425)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,167	1,610	7,727	6,996
Tax benefit from employee stock options	16	—	177	—
Repurchase of common stock	—	(2,867)	—	(2,867)

Net cash provided by (used in) financing activities	4,183	(1,257)	7,904	4,129
Effect of exchange rate changes on cash	(252)	(824)	604	(827)

Increase in cash and cash equivalents	13,504	8,518	33,265	32,771
Cash and cash equivalents at beginning of period	93,053	64,646	73,292	40,393

Cash and cash equivalents at end of period	$106,557	$73,164	$106,557	$73,164